As filed with the Securities and Exchange Commission on  June 1, 2000
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ________________________

                                KeraVision, Inc.
             (Exact Name of Registrant as Specified in Its Charter)
Delaware                                                         77-0328942
(State or Other Jurisdiction                                   (IRS Employer
 of Incorporation or                                      Identification Number)
  Organization)
                        ______________________________
                              48630 Milmont Drive
                          Fremont, California  94538
          (Address of Principal Executive Offices including Zip Code)

                         _____________________________

                       KeraVision, Inc. 1995 Stock Plan
              KeraVision, Inc. 1995 Directors' Stock Option Plan
                          (Full Titles of the Plans)

                         ______________________________

                               Thomas M. Loarie
                        Chairman, President and Chief
                               Executive Officer
                               KeraVision, Inc.
                              48630 Milmont Drive
                           Fremont, California 94538
                                (510) 353-3000

                          __________________________

         (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                   _________________________________________


--------------------------------------------------------------------------------------------------------
                                    CALCULATION OF REGISTRATION  FEE
--------------------------------------------------------------------------------------------------------
                                                                   Proposed    Proposed
                      Title Of                          Amount     Maximum     Maximum      Amount Of
                  Securities To Be                      To Be      Offering    Aggregate    Registration
                     Registered                       Registered   Price Per     Offering       Fee
                                                                   Share (1)     Price (1)
--------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share (2)
--------------------------------------------------------------------------------------------------------
        Issuable under the Stock Plan (3)              1,240,000     $8.039   $ 9,968,360       $2631.65
--------------------------------------------------------------------------------------------------------
        Issuable under the Directors' Stock Option
        Plan (4)                                         100,000     $5.344   $   534,400       $ 141.08
--------------------------------------------------------------------------------------------------------
                                             Total     1,340,000      N/A     $10,502,760       $2772.73
--------------------------------------------------------------------------------------------------------

(1) Estimated for the purpose of calculating the registration fee for the Stock Plan (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share for 599,202 shares subject to options previously granted at $10.921 per share and (ii) pursuant to Rule 457(c) for the remaining 640,798 shares available for future grants under the KeraVision, Inc 1995 Stock Plan (the "Stock Plan") and for the 100,000 shares available for future grants under the KeraVision, Inc. 1995 Directors' Stock Option Plan (the "Director Stock Plan") based on the average high and low prices for the Registrant's Common Stock at $5.344 as reported on the Nasdaq National Market on May 30, 2000.

(2) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Preferred Shares Rights Agreement, will include a Preferred Share Purchase Right. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

(3) The Stock Plan authorizes the issuance of a maximum of 1,540,000 shares, of which 1,240,000 of the authorized shares are being registered hereunder.

(4) The Director Stock Plan authorizes the issuance of a maximum of 250,000 shares, of which 100,000 of the authorized shares are being registered hereunder.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Stock Plan and the Director Stock Plan are exercised.
================================================================================

                                    PART I

  The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                    PART II

On January 19, 1996, KeraVision, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-00436) relating to 950,000 shares of Common Stock to be offered and sold under the plans set forth on the cover page of this Registration Statement. Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8.  Exhibits
         --------

  See Index to Exhibits on page 6.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 1, 2000.


                                  KERAVISION, INC.



                                  By: /s/ Thomas M. Loarie
                                      _________________________________________
                                      Thomas M. Loarie, Chairman, President and
                                      Chief Executive Officer
                                     (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas M. Loarie and Mark Fischer-Colbrie, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                   Title                                    Date
---------                   -----                                    ----
/s/ Thomas M. Loarie
_________________________   Chairman, President and Chief            June 1, 2000
Thomas M. Loarie            Executive Officer (Principal Executive
                            Officer)

/s/ Mark Fischer-Colbrie
_________________________   Vice President, Finance and              June 1, 2000
Mark Fischer-Colbrie        Administration, Chief Financial
                            Officer and Assistant Secretary
                            (Principal Financial and Accounting
                            Officer)

/s/ L. A. Lehmkuhl
_________________________   Director                                 June 1, 2000
Lawrence A. Lehmkuhl


_________________________   Director
Kshitij Mohan

/s/ A. M. Pappas
_________________________   Director                                 June 1, 2000
Arthur M. Pappas

/s/ Peter L. Wilson
_________________________   Director                                 June 1, 2000
Peter L. Wilson


                               INDEX TO EXHIBITS

EXHIBIT
-------

4.1 Preferred Shares Rights Agreement, dated as of August 18, 1997, between Registrant and Bank Boston, N.A. (Filed as Exhibit 4.1 to Registrant's registration statement on Form 8-A, filed with the SEC on August 25, 1997 and incorporated by reference herein)

4.2*        KeraVision, Inc. 1995 Stock Plan

4.3*        Amendment to the KeraVision, Inc. 1995 Stock Plan

4.4*        KeraVision, Inc. 1995 Directors' Stock Option Plan

4.5*        Amendment to the KeraVision, Inc. 1995 Directors' Stock Option Plan

5.1         Opinion of Latham & Watkins.

23.1        Consent of Ernst & Young LLP, Independent Auditors

23.2        Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)
____________

* Incorporated herein by reference to the Company's Proxy Statement filed with the SEC on April 14, 2000, File No. 000-26316, for the Annual Meeting of the Company's stockholders held on May 17, 2000.